AMENDMENT NO. 1
TO
TRANSFER AGENCY SERVICES AGREEMENT

Effective July 17, 2001, The Transfer Agency Services Agreement (Agreement) dated February 1, 2001, between PFPC, INC. and The AAL Mutual Funds is amended as follows:

  Exhibit A to the Agreement is amended to add The AAL Small Cap Value Fund.

A revised Exhibit A, effective as of the date of this Amendment No. 1 is attached an incorporated herein.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be signed by the respective officers effective as of July 17, 2001.

ATTEST                                          PFPC INC.

By: /s/Joseph Cole                         By: /s/Micheal DeNofrio
    -------------------------                  -------------------------
    Joseph Cole                                Micheal DeNofrio

ATTEST                                          THE AAL MUTUAL FUNDS

By: /s/Frederick D. Kelsven                 By: /s/Robert G. Same
    --------------------------                  ----------------------------
    Frederick D. Kelsven                        Robert G. Same

EXHIBIT A
TO
TRANSFER AGENCY SERVICES AGREEMENT
(EFFECTIVE JULY 17, 2001)

  The AAL Technology Stock Fund

  The AAL Aggressive Growth Fund

  The AAL Small Cap Stock Fund

  The AAL Small Cap Index Fund II

  The AAL Mid Cap Stock Fund

  The AAL Mid Cap Index Fund

  The AAL Mid Cap Index Fund II

  The AAL International Fund

  The AAL Capital Growth Fund

  The AAL Large Company Index Fund

  The AAL Large Company Index Fund II

  The AAL Equity Income Fund

  The AAL Balanced Fund

  The AAL High Yield Bond Fund

  The AAL Municipal Bond Fund

  The AAL Bond Fund

  The AAL Bond Index Fund

  The AAL Money Market Fund

  The AAL U.S Government Zero Coupon Target Fund, Series 2001

  The AAL U.S Government Zero Coupon Target Fund, Series 2006

  The AAL Small Cap Value Fund